EXHIBIT 10.23

                               Services Agreement


This Services Agreement (this "Agreement") is made and entered into as of this _31st day of July 2000, between Cuidao Holding Corp. ("Cuidao"), whose mailing address is 2951 Simms Street Hollywood, Florida 33024-1510, and Yasmine Reger Raia ("Consultant"), whose mailing address is 8495 Twin Lake Drive Boca Raton, FL 33456.

                               Witnesseth:

Whereas, Cuidao desires to engage Consultant as an independent contractor to perform the hereinafter described sourcing, reviewing, and evaluation of new products for the Company's portfolio from Belgium and South Africa.

Now, therefore, in consideration of the premises and the mutual covenants and obligations herein contained, the parties agree as follows:

     (a) Fees. In consideration of Consultant performing the Services, Consultant shall be paid an agreed upon sum job by job, to be deducted from retainer balance advanced by the Company and approved in writing.
     (b) Time for Completion. Consultant shall commence the Services on August 1, 2000 and complete the Services on July 31, 2001, and shall renew annually.
     (c) Expenses. Consultant shall be responsible for any personal expenses incurred by Consultant in the course of performing the Services.
     (d) Indemnification. Consultant shall defend (if required by Cuidao), indemnify, and hold Cuidao, its parent company, the subsidiary related, and affiliated companies of each, and the officers, directors, agents, employees, and assigns of each, harmless from and against any and all damages, claims, demands, suits, judgments, losses, or expenses (including, without limitation, attorneys' fees and fees of other professionals) of any nature whatsoever (whether based on tort, breac of contract, product liability, patent or copyright infringement, or otherwise) arising directly or indirectly from or out of: any act or omission of Consultant, its officers, directors, agents, or employees; any failure of Consultant to perform the Services hereunder in accordance with generally accepted industry standards; any breach of Consultant's representations as set forth in this Agreement; or any other failure of Consultant t comply with the obligations on its part to be performed hereunder. The provisions of this paragraph shall survive the expiration or sooner termination of this Agreement.

     (e)  Consultant's Representations/Responsibilities.
          1. Consultant shall be solely responsible for all salaries, employee benefits, social security taxes, federal and state unemployment insurance, and any and all similar expenses or taxes relating to Consultant or its employees or agents. Neither Consultant nor its employees or agents shall be entitled to participate in, or to receive


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               any benefits from,  Cuidao's  employee  benefit or welfare plans, specifically including, but not limited to, coverage under Cuidao's workers' compensation program. Cuidao shall have no obligation whatsoever to compensate Consultant or any of its employees or agents on account of any injuries which Consultant or any of its employees or agents may sustain as a result of or in the course of the performance of the Services, and Consultant hereby waives, on its own behalf and on behalf of any persons claiming by, through, or under Consultant, any and all rights of recovery which Consultant may now or hereafter have against Cuidao on account of any such injuries.
          2. Consultant hereby warrants and represents to Cuidao that: (I) it has the experience, staff, skill, and authority to perform the
               Services: (II) it shall comply with all applicable federal, state, and local laws, rules, regulations, codes, statutes,
               ordinances,   and  orders  of  any   governmental  or  regulatory
               authority; (III) it is adequately financed to meet any financial obligation it may be required to incur hereunder; (IV) it has obtained all licenses and permits required to observe and perform the terms, covenants, conditions, and other provisions on its part to be observed or performed under this Agreement; (V) any material or work product provided by Consultant under this Agreement shall not infringe upon any patent, trademark, or copyright, or otherwise violate the rights of, any person, firm, or corporation; (VI) it has obtained all necessary consents, permissions, or releases, and will timely make all payments to third partied, that may be required to provide the Services;
               (VII) there is no actual or potential conflict of interest between the Services to be performed by Consultant under this Agreement and Consultant's family, business, financial, or other interests, and Consultant shall immediately notify Cuidao of any actual or potential conflict of interest of which Consultant becomes aware during the term of this Agreement; and, (VIII) it will not engage any employee of Cuidao or any parent, subsidiary, related or affiliated company of Cuidao to perform any part of the Services.
          3. All personal property used in the performance of the Services by Consultant shall remain Consultant's property, and shall be placed in or around the Project at Consultant's sole risk. Cuidao shall not be responsible for any loss (including theft) of or damage to any of Consultant's personal property.
     (a)  Suspension   Or   Termination.   Anything   herein  to  the   contrary
          notwithstanding, Cuidao may, in its sole discretion, with or without cause and without liability, suspend or terminate this Agreement effective upon seven (7) days prior written notice to Consultant.
     (b) Assignment. This Agreement is for the personal services of Consultant and may not be subcontracted or assigned by Consultant without Cuidao's written Consent, which Cuidao may withhold in its sole discretion. Cuidao retains the right to assign all or any portion of this Agreement at any time.
     (c) Promotion. Consultant shall acquire no right under this Agreement to use, and shall not use, the name "Cuidao" (either alone or in conjunction with or as a part of any other word, mark or name) or any marks, fanciful characters or designs of Cuidao Holding Corporation or any of its related, affiliated, or subsidiary companies in any of Consultant's advertising, publicity, or promotion; to express or imply any endorsement


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          by Cuidao of Consultant's  services; or in any other manner whatsoever
          (whether  or  not  similar  to  the  uses   hereinabove   specifically
          prohibited) without first having obtained the written permission of Cuidao, which permission Cuidao may withhold in its sole discretion. The provisions of this paragraph shall survive the expiration or sooner termination of this Agreement.
     (d) Governing Law. This Agreement shall be construe and regulated under and by the laws of the State of Florida without regard to conflicts of laws principles. Venue for any legal action arising out of this Agreement shall be in Broward County, Florida and jurisdiction shall be vested exclusively in the Circuit Court of the Ninth Judicial Circuit in and for Broward County, Florida, (or if the Circuit Court shall not have jurisdiction over the subject matter thereof, then to such other curt sitting in said county and having subject matter jurisdiction). The parties hereby consent to the jurisdiction of such court and to the service of process outside the State of Florida pursuant to the requirements of such court in any matter so to be submitted to it and expressly waive all rights to trial by jury regarding any such matter.
     (e) Relationship of Parties. It is understood and agreed that Consultant is acting as an independent contractor and not as Cuidao's employee in the performance of the Services, although Cuidao shall have the right
          to  make   recommendations   concerning  the  procedures  employed  by
          Consultant in performing the Services. Nothing herein contained shall be deemed to create an agency relationship between Cuidao and Consultant.
     (f) Miscellaneous Provisions. The terms and provisions of this Agreement constitute the entire agreement between the parties hereto with respect to the subject matter of this Agreement and supersede all previous communications, representations, or agreements, either oral or written, between the parties relating to such subject matter. No change, alteration, or modification of this Agreement shall be effective unless made in writing and signed by both parties hereto. If any provision of this Agreement is deemed to be invalid, it shall be considered deleted herefrom and shall not invalidate the remaining provisions.
     (g) No Offer. This instrument does not constitute a offer by Cuidao and may be withdrawn at any time. When executed by Consultant and delivered to Cuidao, it shall constitute an offer by Consultant to Cuidao irrevocable for a period of ten (10) days after receipt by Cuidao and, upon execution by Cuidao, shall constitute a binding agreement between the parties.

In Witness Whereof, the parties have caused this Agreement to be duly executed as of the day and year first above written.

         Cuidao Holding Corporation                                  Consultant
                                                              Yasmine Reger Raia


         By:______________________                       By:___________________
                  Robert K. Walker
                  Managing Director                    Title:__________________